Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Perma-Fix Environmental Services, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-158472, 333-115061, 33-85118, 333-14513, 333-43149, 333-70676, and 333‑87437) and Form S-8 (No. 333-153086, 333-124668, 333-110995, 333-80580, 333-17899, 333‑25835, and 333-76024) of Perma-Fix Environmental Services, Inc. and subsidiaries (the “Company”) of our report dated April 15, 2014, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO USA, LLP

Atlanta, Georgia
April 15, 2014